UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 24, 2005

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                 333-91356                  98-0374121
(State or Other Jurisdiction   (Commission File           (I.R.S. Employer
       of Incorporation)            Number)            Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
                    (Registrant's telephone number, including
                                   area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 24, 2005, Zone4Play, Inc. ("Zone4Play Delaware"), a Delaware corporation and wholly owned subsidiary of Zone 4 Play, Inc., entered into an agreement to license certain customized software applications to The Poker Channel Ltd. ("The Poker Channel"), a company incorporated under the laws of England and Wales. The software applications will enable The Poker Channel's customers to play Multiplayer Poker for fun and SMS fixed odds betting games, for real money. . The term of the agreement begins on the date the first Zone4Play Delaware product is made available to The Poker Channel's customers and continues for a period of five years. Thereafter, the agreement will automatically renew for successive one-year periods.

      Zone4Play Delaware will receive one-half of net revenue generated from the Multiplayer Poker application and The Poker Channel will receive the remaining one-half of such net revenue. "Net revenue," as it relates to Multiplayer Poker, is defined in the agreement as gross revenue (collected via Premium Telephony Calls or any other method of payment), less: (i) value added tax; (ii) SKY commission; (iii) return path commission; (iv) telephone operator charges; and
(v) bandwidth costs.

      Zone4Play Delaware will receive two-thirds of net revenue generated from the SMS fixed odds betting games and The Poker Channel will receive the remaining one-third of such net revenue. "Net revenue," as it relates to the fixed odds betting games is defined in the agreement as gross revenue, less: (i) taxes; (ii) winnings; (iii) credit card fees; (iv) chargebacks and/or fraudulent activity; (v) free bets or bonuses; and (vi) SMS charges.

      During the first year of the agreement, neither party may terminate the agreement unless one of the parties has breached the agreement. After the first year, either party may terminate the agreement after at least 90 days prior written notice. In addition, either party may terminate the agreement immediately upon written notice and/or require payment of any amounts due under the agreement in the event the other party: (i) commits a material breach of the terms of the agreement and has not remedied the breach within 30 days after receipt of written notice of such breach; or (ii) ceases or threatens to cease to carry on its business, has a liquidator or receiver appointed to it or over any of its assets, passes a resolution for its winding up, becomes subject to a liquidation order or similar order of a court of competent jurisdiction, becomes unable to pay its debts, or there occurs any event analogous to any of the foregoing. Upon any termination of the agreement: (i) The Poker Channel must provide and transfer to Zone4Play Delaware any and all materials, files and programs which belong to Zone4Play Delaware; (ii) The Poker Channel must promptly remove all applications provided by Zone4Play Delaware from its systems and may not subsequently license, sell or otherwise dispose of the applications; and (iii) Zone4Play Delaware must provide and transfer to The Poker Channel any and all materials, files and programs which belong to The Poker Channel.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C) EXHIBITS

Exhibit 10.1 Agreement made as of January 24, 2005 between The Poker Channel Ltd. and Zone4Play, Inc.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ZONE 4 PLAY, INC.

Dated: January 27, 2005                       By: /s/ Uri Levy
                                              ----------------------------------
                                              Name:  Uri Levy
                                              Title: Chief Financial Officer


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